Exhibit 4.87

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) dated December 15, 2002 between Telenor Mobile Communications AS, a company organized under the laws of Norway (the “Seller”), and Open Joint Stock Company “VimpelCom-Region”, an open joint stock company organized under the laws of the Russian Federation (the “Purchaser” and, together with the Seller, collectively, the “Parties” and, individually, each, a “Party”).

W I T N E S S E T H :

WHEREAS, the Seller is the owner of 35,035 registered shares of common stock, in uncertificated form, having a par value of one thousand (1,000) Russian rubles each (state share issuance registration numbers 21-1-01390 and 1-02-55001-R, dates of registration May 6, 1997 and July 30, 1997, respectively) (the “Shares”), of Closed Joint Stock Company “StavTeleSot”, a closed joint stock company organized under the laws of the Russian Federation, located at 10/12 Prospekt Oktyabrskoy Revolutsii, Stavropol, 355000, Russian Federation (the “Company”), and the Shares represent 49% of the issued and registered shares of common stock of the Company; and

WHEREAS, the Purchaser wishes to acquire from the Seller, and the Seller wishes to sell to the Purchaser, all of the Shares;

NOW, THEREFORE, the Parties agree as follows:

1.

SALE AND PURCHASE OF SHARES

1.1

Upon the terms and subject to the conditions set forth herein, the Seller agrees to sell the Shares to the Purchaser, and the Purchaser agrees to purchase the Shares from the Seller and pay for them (the “Transaction”).

The consummation of the Transaction (the “Closing”) shall be held at 10:00 a.m. (Moscow time) at the offices of the Company, located at 10/12 Prospekt Oktyabrskoy Revolutsii, Stavropol 355000, Russian Federation, on the first Business Day (as hereinafter defined) to occur on which each of the conditions precedent specified in Section 4 hereof have been fulfilled or waived (or on such other date as the Parties may agree in writing) (the “Closing Date”) simultaneously with the Closing under (and as defined in) the Share Purchase Agreement dated the date hereof between OAO “Stavtelecom” (“Stavtelecom”) and the Purchaser (the “Stavtelecom Share Purchase Agreement”) (unless the Purchaser shall waive the condition precedent set forth in Section 4.2(c) that the Closing under (and as defined in) the Stavtelecom Share Purchase Agreement shall be simultaneous with the Closing hereunder). The Purchaser shall notify the Seller of (a) the proposed date of the Closing at least five (5) Business Days prior to such proposed Closing Date and (b) upon written notice from the Seller that all conditions specified in Section 4.2 hereof have been satisfied, the actual date of the Closing at least two (2) Business Days prior to such date. The Parties are committed to taking all necessary action so that the Closing will occur no later than March 31, 2003. At the Closing, each and all of the actions specified in Section 4 hereof shall take place, all of which shall be considered to be taking place simultaneously and none of which shall be considered to have taken place unless and until all of such actions shall have taken place. As used herein, “Business Day” shall mean a day other than a Saturday, a Sunday or any day on which banks located in New York, New York, U.S.A., Oslo, Norway, London, England or Moscow, Russia are authorized or obliged to close.

1.2

Deliveries. At the Closing: (a) the Seller shall deliver to the Purchaser a true and correct extract from the share register of the Company, evidencing that the Shares are duly registered in the name of the Purchaser, free and clear of any Liens (as defined below) (other than the Company’s and other shareholders’ rights arising under the Company’s charter and the Foundation Agreement (as hereinafter defined) and Russian law in respect of future transfers of the Shares), (b) the Purchaser shall deliver to the Seller the Purchase Price in accordance with Section 2.3 hereof, and (c) the Seller and the Purchaser shall execute and deliver the Act of Delivery and Acceptance, substantially in the form of Exhibit A hereto.

2.

CONSIDERATION

2.1

Purchase Price. The total consideration for the Shares shall be the Russian ruble equivalent of twenty million nine hundred thousand US dollars (US$20,900,000.00) (the “Purchase Price”), calculated in accordance with the Exchange Rate (as defined below) on the date of payment, payable in full at Closing. As used herein, “Exchange Rate” shall mean the Russian ruble / US dollar official rate, as established by the Central Bank of Russia for the date of payment and published in Rossiiskaya Gazeta or posted on the Central Bank of Russia’s website (www.cbr.ru) on the date of payment, or, if the payment is made on a day that follows a Sunday or a public holiday, as published in the last issue of Rossiiskaya Gazeta before the date of payment or posted on the Central Bank of Russia’s website (www.cbr.ru). The Purchase Price shall be inclusive of all taxes and other duties, if any, which the Seller shall be solely responsible for and shall be obligated to pay in connection with the Transaction.

2.2

Conversion Costs. The Purchaser shall reimburse the Seller for any and all costs incurred by the Seller in connection with the conversion of the Russian ruble-denominated proceeds of the Purchase Price from Russian rubles into US dollars (including, without limitation, the fees, if any, charged by the Seller’s Bank (as hereinafter defined) for such conversion and an amount equal to the difference between the US dollar proceeds of such conversion (at the conversion rate actually applied by the Seller’s Bank) and the US dollar proceeds which would have been received by the Seller had the Exchange Rate been used for such conversion) (collectively, the “Conversion Costs”); provided, however, that the Purchaser shall reimburse the Seller for such Conversion Costs only if the Seller uses its best efforts to (a) cause such conversion to be effected as soon as possible and in any case not later than one (1) Business Day following the receipt of such payment in the Seller’s Russian Bank Account and (b) cause such conversion of Russian rubles into US dollars to be effected at the most favorable rate commercially available to the Seller from the Seller’s Bank. The Seller shall notify the Purchaser of the amount of such Conversion Costs (and provide reasonable documentary evidence thereof) within ten (10) Business Days after the receipt of the Purchase Price, and the Purchaser shall reimburse the Seller for the amount specified in such notice by wire transfer to the Seller’s Russian Bank Account (as hereinafter defined) within three (3) Business Days of receipt of such notice.

2.3

Payment of Purchase Price. Subject to the terms and conditions hereof and in consideration of the sale and transfer of the Shares to the Purchaser by the Seller, on the Closing Date, the Purchaser shall pay to the Seller, by wire transfer, in immediately available funds, to the Seller’s Russian Bank Account (as defined below), the Purchase Price. As used herein, “Seller’s Russian Bank Account” shall mean the Russian ruble-denominated bank account of Telenor East Invest AS, the agent for the Seller, held at ZAO Citibank (the “Seller’s Bank”), or such other bank account as may be designated in writing by the Seller pursuant to Section 4.2(i). Upon confirmation of receipt of the Purchase Price in the Seller’s Russian Bank Account, the Seller shall deliver to the Purchaser a true and correct extract from the share register of the Company, evidencing the due registration of the Shares in the name of the Purchaser, free and clear of any Liens (other than the Company’s and other shareholders’ rights arising under the Company’s charter and the Foundation Agreement and Russian law in respect of future transfers of the Shares).

3.

REPRESENTATIONS AND WARRANTIES

3.1

Representations and Warranties of Seller. The Seller represents and warrants to the Purchaser that, on and as of the date of this Agreement and on and as of the Closing Date:

(a)

The Seller is duly organized and validly existing as a company organized under the laws of Norway and has all requisite corporate and other power and authority to carry on its business as now being and heretofore conducted and to own, use, lease, operate and dispose of the assets and properties which it currently owns, uses, leases and operates.

(b)

The Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and to consummate the Transaction, including, without limitation, to sell the Shares to the Purchaser. The execution and delivery of this Agreement by the Seller and the performance by the Seller of its obligations hereunder have been duly and validly authorized, and no other corporate action on the part of the Seller, its board of directors or its shareholders is necessary therefor.

(c)

This Agreement has been duly and validly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights and remedies generally and by general equitable principles (whether applied by a court of law or equity).

(d)

The execution, delivery and performance by the Seller of this Agreement and the consummation by the Seller of the Transaction will not:

(i)

conflict with or result in a violation or breach of any of the terms or conditions of the Seller’s charter (vedtekter);

(ii)

subject to obtaining the consents, approvals and actions, making the filings and giving the notices specified in Schedule 3.1(d)(ii) hereto, conflict with or result in a violation or breach of any term or provision of any law or any writ, judgment, decree, injunction or similar order of any governmental or regulatory authority (an “Order”) applicable to the Seller or any of its assets and properties; or

(iii)

subject to obtaining the third party consents specified in Schedule 3.1(d)(ii) hereto, conflict with or constitute a breach of or result in a default under any agreement, letter of intent, lease, evidence of Indebtedness (as hereinafter defined), mortgage, pledge agreement or other contract or understanding (whether written or oral) (collectively, “Contracts”) or any license, permit, certificate, authorization, approval, registration or consent granted by any governmental or regulatory authority (collectively, “Licenses”) to which the Seller is a party or by which any of its assets and properties (including, without limitation, any Shares) is bound. As used herein “Indebtedness” shall mean, with respect to any Person, all obligations of such Person (A) for borrowed money, (B) evidenced by notes, bonds, debentures or similar instruments, (C) for the deferred purchase price of goods or services (other than trade payable or accruals incurred in the ordinary course of business), (D) under capital leases or (E) in the nature of a guarantee of any obligation described in clauses (A) through (D) above.

(e)

Except as specified in Schedule 3.1(d)(ii) hereto, no consent, approval or action of, filing with or notice to any governmental or regulatory authority of the Russian Federation or Norway on the part of the Seller is required in connection with the Seller’s execution, delivery or performance of this Agreement or the consummation by the Seller of the Transaction.

(f)

There are no actions, suits, administrative proceedings or arbitration proceedings (collectively, “Actions or Proceedings”) pending or, to the knowledge of the Seller, threatened against, the Seller or any of its assets and properties which could reasonably be expected to result in the issuance of an Order which (i) questions the validity of this Agreement or any action taken or to be taken pursuant hereto or (ii) restrains, enjoins or otherwise prohibits or makes illegal the consummation of any of the transactions contemplated by this Agreement.

(g)

The Seller beneficially owns the Shares, free and clear of any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, purchase right, preemptive right, right of first refusal, levy, tax, charge or other encumbrance of any kind, or any similar rights, commitment, claim or demand, or any conditional sale Contract, title retention Contract or other Contract to give effect to any of the foregoing (collectively, “Liens”) (other than the Company’s and other shareholders’ rights arising under the Company’s charter and the Foundation Agreement and Russian law in respect of future transfers of the Shares). On the Closing Date, the Seller will have full right, power and authority to sell, assign, transfer and deliver the Shares to the Purchaser. Upon registration of the Shares in the name of the Purchaser in the register of the Company’s shareholders, against payment therefor in accordance with the terms of this Agreement, good and valid title to the Shares, free and clear of all Liens (other than the Company’s and other shareholders’ rights arising under the Company’s charter and the Foundation Agreement and Russian law in respect of future transfers of the Shares), will be transferred to the Purchaser. The Shares have been duly authorized and validly issued, are fully paid and non-assessable, are not subject to any preemptive or similar rights with respect to the Company or any other shareholder (other than as provided in the Company’s charter and the Foundation Agreement and Russian law), and were properly registered with the appropriate authorities competent for registration of the issue of such shares. The Shares are uncertificated. The Shares constitute no less than 49% of the outstanding share capital of the Company.

(h)

Except as provided in the Company’s charter, the Foundation Agreement and Russian law, there are no outstanding options, warrants or other rights granted or issued by the Company and entitling any Person to purchase or otherwise acquire from the Company any shares of common stock or any other securities of the Company.

(i)

Except as specified in Schedule 3.1(i) hereto, all negotiations relating to this Agreement and the transactions contemplated hereby have been carried out by the Seller directly with the Purchaser without the intervention of any Person (as hereinafter defined) on behalf of the Seller in such manner as to give rise to any valid claim by any Person against the Purchaser for any finder’s fee, brokerage commission or similar payment. As used herein, “Person” shall mean any natural person, corporation, partnership, limited liability company, proprietorship, other business organization, trust, union, association or governmental or regulatory authority, whether incorporated or unincorporated.

(j)

Except as disclosed in Schedule 3.1(j) and Schedule 3.2(I) hereto, (i) there is no Indebtedness or other liability of the Company the value of which exceeds US$1,000,000 in the aggregate or (ii) any material Liens on any of the assets and properties of the Company.

(k)

All information given by, or on behalf of, the Seller to the Purchaser regarding the Shares is true, complete, accurate and not misleading, no such information contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading, and all material information to which the Seller has access or of which the Seller has knowledge concerning the Shares has been disclosed to the Purchaser.

3.2

Representations and Warranties of Seller regarding Company. Subject to the information contained in the documents provided in the data room established by the Seller for the benefit of the Purchaser (a list of which documents is attached hereto as Schedule 3.2(I)), the Seller represents and warrants to the Purchaser that, on and as of the date of execution of this Agreement and on and as of the Closing Date, except as set forth on the Schedules hereto, to the Knowledge of the Seller (as hereinafter defined):

(a)

The Company and each of its Subsidiaries (as hereinafter defined) is a closed joint stock company and has been duly organized, is validly existing as a legal entity properly organized, registered and existing under the laws of the Russian Federation, with corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its assets and properties.

(b)

Except as described in Schedule 3.2(b) hereto, neither the Company nor any of its Subsidiaries is in default under any provision of any Contract to which it is a party or by which it is bound, which involves an obligation of the Company to make payments in any year to any Person exceeding US$50,000 in the aggregate or which default would have a Material Adverse Effect (as hereinafter defined) on the Company and no event has occurred which, but for the passage of time or the giving of notice, would constitute such a default. As used herein, “Material Adverse Effect” shall mean, with respect to any Person (as hereinafter defined), a material adverse effect on or with respect to the business, assets, financial condition or results of operations of such Person and its Subsidiaries (as hereinafter defined) taken as a whole. As used herein, “Subsidiary” shall mean, with respect to any Person, (i) any corporation in which such Person owns or controls, directly or indirectly, more than fifty percent (50%) of the securities having ordinary voting power for the election of directors or other governing body of such corporation and/or (ii) any partnership, association, joint venture or other entity in which such Person owns or controls, directly or indirectly, more than fifty percent (50%) of the equity interests of such partnership, association, joint venture or other entity.

(c)

Neither the Company nor any of its Subsidiaries is on notice with respect to any intended or possible suspension, termination, withdrawal or cancellation of any of its Telecommunications Licenses (as hereinafter defined). Except as disclosed in Schedule 3.2(c) hereto, the Company and each of its Subsidiaries has fulfilled and performed all of its material obligations with respect to its Telecommunications Licenses, and no event has occurred which allows, or after notice or lapse of time would allow, suspension, revocation or termination thereof or would result in any other material impairment of the rights of the Company or any of its Subsidiaries, as applicable, in respect of any such Telecommunications Licenses. No such Telecommunications License contains any restriction that has or could have a Material Adverse Effect on the Company. As used herein, “Telecommunications Licenses” shall mean, collectively, the Licenses described in Schedule 3.2(c) hereto.

(d)

There are no Actions or Proceedings pending or threatened against the Company or any of its Subsidiaries which, if determined adversely to the Company or any of its Subsidiaries, could reasonably be expected to result in, individually or in the aggregate, any judgments or awards against the Company in excess of US$50,000 or could reasonably be expected to have a Material Adverse Effect on the Company.

(e)

As of the date of this Agreement, the entire charter capital of the Company consists of 71,500 shares of common stock. All such shares have been duly authorized and validly issued, are fully paid and non-assessable, are not subject to any pre-emptive or similar rights with respect to the Company or any other shareholder (other than as provided in the Company’s charter and the Foundation Agreement and Russian law), and were properly registered with the appropriate authorities competent for registration of the issue of such shares. All of the shares of the Company are uncertificated.

(f)

Subject to obtaining the third party consents referred to in Schedule 3.1(d)(ii) hereto, neither the execution of this Agreement nor the consummation of the Transaction will (i) violate any material law, regulation, rule, judgment, Order or other restriction of any governmental or regulatory authority to which the Company is subject or by which any of the assets and properties of the Company is bound, (ii) conflict with or constitute a breach of any terms or provisions of the Company’s charter, (iii) conflict with or constitute a breach of or default under any material Contract or License to which the Company or any of its Subsidiaries is a party or by which any of the assets and properties of the Company is bound, (iv) require the mandatory prepayment of any Indebtedness of the Company or any of its Subsidiaries prior to the maturity stated therein, or (v) result in the early termination of any Contract or License to which the Company or any of its Subsidiaries is a party or the imposition of any Lien on any of the assets and properties of the Company or any of its Subsidiaries.

(g)

The Company has good and marketable title to, or a valid leasehold interest in, each base station used by it in its business which has a value equal to or in excess of US$20,000.

(h)

All material assets of the Company are in good operating condition and in no need of special maintenance or repair.

(i)

Except as disclosed in Schedule 3.2(i) hereto, the Company does not hold any shares or other equity interests in any other Person. With respect to each entity listed in Schedule 3.2(i) which is a Subsidiary of the Company, the shares of such Subsidiary owned by the Company constitute no less than the percentage indicated in Schedule 3.2(i) of the outstanding share capital of such Subsidiary, and such shares owned by the Company have been duly authorized and validly issued, are fully paid and non-assessable, are not subject to any pre-emptive or similar rights with respect to the Company or any other shareholder (other than as provided in such Subsidiary’s charter and foundation agreement and Russian law), and were properly registered with the appropriate authorities competent for registration of the issue of such shares; and such shares are uncertificated.

(j)

The most recent financial statements of the Company were prepared and audited in accordance with Russian accounting standards, consistent with past practice. Such financial statements present the financial position of the Company as of September 30, 2002 in accordance with Russian accounting standards. The accounts receivable of the Company reflected in such financial statements and the accounts receivable arising subsequent to the date of such financial statements arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, are legal, valid and binding obligations of the respective debtors generally enforceable in accordance with their terms, are collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable reserve reflected in such financial statements, and are not the subject of any actions or proceedings brought by or on behalf of the Company or any of its Subsidiaries (except actions or proceedings against subscribers brought by the Company or any of its Subsidiaries in the ordinary course of business).

(k)

The Company owns or has the right to use the intellectual property employed by it in connection with its business as it is currently being conducted.

(l)

Since September 30, 2002, there has not been any material adverse change in the condition (financial or otherwise) or prospects of the Company, and, except for the transactions contemplated by this Agreement and the Stavtelecom Share Purchase Agreement and the transactions disclosed in Schedule 3.2(l) hereto, there has been no transaction entered into by the Company which is material to the Company other than in the ordinary course of business.

(m)

All information given by, or on behalf of, the Company and the Seller to the Purchaser is true, complete, accurate and not misleading, no such information contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading, and all material information concerning the Company’s share capital and the Company’s business has been disclosed to the Purchaser.

(n)

Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated (or is in violation of) any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(o)

The Company has duly filed with the appropriate taxing authorities (or has received an extension for filing with respect to) all material tax documents required to be filed by it, and each such tax document was, when filed, accurate and complete in all material respects, and the Company has duly paid, on time, or has made adequate reserves for, or has contested in good faith, all material taxes required to be paid or remitted by it or levied against it and no material tax deficiency is currently asserted against the Company.

(p)

Not more than fifty percent (50%) of the assets of the Company consists of real estate situated on the territory of the Russian Federation. Accordingly, under current law, the income received by the Seller from the sale of the Shares hereunder will not be income of a foreign organization from sources in the Russian Federation and will not be subject to any tax being withheld at the source of payment of income for the purposes of Section 309 of the Tax Code of the Russian Federation, or, on or prior to the date of Closing, the Seller will have obtained from the Norwegian tax authorities and provided to the Purchaser confirmation that the Seller is a tax resident of Norway.

(q)

Except for any violation or alleged violation of, or default or alleged default under, any law or Order applicable to the Company or any of its assets and properties which has been settled or otherwise resolved, neither the Company nor any of its Subsidiaries is or has received a written notice that it is or has been in violation or in default under any law or Order applicable to it or its assets and properties, in each case, which could have a Material Adverse Effect on the Company.

As used herein, “Knowledge of the Seller” shall mean the actual knowledge of the individuals named on Schedule 3.2(II) hereto

3.3

Representations and Warranties of Purchaser. The Purchaser represents and warrants to the Seller that, on and as of the date of this Agreement and on and as of the Closing Date:

(a)

The Purchaser is duly organized and validly existing as an open joint stock company under the laws of the Russian Federation and has all requisite corporate and other power and authority to carry on its business as now being and heretofore conducted and to own, use, lease, operate and dispose of the assets and properties which it currently owns, uses, leases and operates.

(b)

Except as set forth in Schedule 3.3(d)(ii) hereto, the Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Purchaser, and the performance by the Purchaser of its obligations hereunder have been duly and validly authorized and no other corporate action on the part of the Purchaser, its board of directors or its shareholders is necessary therefore.

(c)

This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights and remedies generally and by general equitable principles (whether applied by a court of law or equity).

(d)

The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the Transaction will not:

(i)

conflict with or result in a violation or breach of any of the terms or conditions of the Purchaser’s charter;

(ii)

subject to obtaining the consents, approvals and actions, making the filings and giving the notices specified in Schedule 3.3(d)(ii) hereto, conflict with or result in a violation or breach of any term or provision of any law or Order applicable to the Purchaser or any of its assets and properties;

(iii)

subject to obtaining the consents specified in Schedule 3.3(d)(ii) hereto, conflict with, constitute a breach of or result in a default under any Contract or License to which the Purchaser is a party or by which any of its assets and properties is bound; or

(iv)

conflict with any of the Company’s internal policies and/or procedures, including, without limitation, any policy with respect to insider trading.

(e)

Except as specified in Schedule 3.3(d)(ii) hereto, no consent, approval or action of, filing with or notice to any governmental or regulatory authority of the Russian Federation on the part of the Purchaser is required in connection with the Purchaser’s execution, delivery or performance of this Agreement or the consummation by the Purchaser of the Transaction.

(f)

There are no Actions or Proceedings pending or, to the knowledge of the Purchaser, threatened against, the Purchaser or any of its assets and properties which could reasonably be expected to result in the issuance of an Order which (i) questions the validity of this Agreement or any action taken or to be taken pursuant hereto, or (ii) restrains, enjoins or otherwise prohibits or makes illegal the consummation of any of the transactions contemplated by this Agreement.

(g)

All negotiations relating to this Agreement and the transactions contemplated hereby have been carried out by the Purchaser directly with the Seller without the intervention of any Person on behalf of the Purchaser in such manner as to give rise to any valid claim by any Person against the Seller for any finder’s fee, brokerage commission or similar payment.

(h)

There is no breach of any representation or warranty made by the Seller in this Agreement of which the Purchaser has actual knowledge.

4.

CONDITIONS PRECEDENT

4.1

Conditions Precedent to Seller’s Obligations. The Seller shall not be obligated to transfer the Shares to the Purchaser unless and until the following conditions have been satisfied (or waived in writing by the Seller):

(a)

The Purchaser’s representations and warranties contained in this Agreement shall be true and correct on and as of the Closing Date

(b)

The Purchaser shall have fully performed and complied with its obligations under Section 5.2 (to the extent not waived in writing by the Seller).

(c)

There shall not be in effect on the Closing Date any Order or law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement and there shall not be pending on the Closing Date any Action or Proceeding or any other action in, before or by any governmental or regulatory authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to the Purchaser or the Seller or the transactions contemplated by this Agreement of any such law.

(d)

All consents, approvals and actions of, filings with and notices to any governmental or regulatory authority specified in Schedule 3.3(d)(ii) hereto which are required to have been obtained, made or given (as applicable) by the Purchaser pursuant to applicable law and are necessary for the performance of the obligations of the Purchaser under this Agreement (i) shall have been duly obtained, made or given, (ii) shall not be subject to the satisfaction of any condition that has not been satisfied or waived (unless any such condition relates to reporting or other requirements which by the terms of such consents, approvals, actions, filings or notices can only be effected on or after the Closing) and (iii) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any governmental or regulatory authority shall have occurred.

(e)

All necessary third party consents (or in lieu thereof waivers) and agreements specified in Schedule 3.3(d)(ii) hereto (i) shall have been obtained by the Purchaser, (ii) shall not be subject to the satisfaction of any condition that has not been satisfied or waived (unless any such condition relates to reporting or other requirements which by the terms of such consents can only be effected on or after the Closing) and (iii) shall be in full force and effect.

(f)

The Purchaser shall have delivered to the Seller a certificate of the Secretary of the Board of Directors of VimpelCom as to the incumbency of, and such other documents as are necessary to evidence the signatory authority of, the Person or Persons executing this Agreement, and all other documents delivered hereunder on behalf of the Purchaser, attached to which are true and correct copies of the Purchaser’s charter and resolutions of the Purchaser’s shareholders, authorizing the Purchaser’s execution, delivery and performance of this Agreement and the acquisition of the Shares in accordance with the terms hereof.

(g)

The Purchaser shall have delivered by hand, by courier or by fax to the Seller the documents listed in Schedule 4.1(h) hereto.

(h)

The Company and the Seller shall have executed (A) a settlement agreement and promissory note (the “Settlement Agreement and Promissory Note”) in respect of the payment of the Russian ruble equivalent of one million four hundred seventy-one thousand five hundred fifteen US dollars and thirty-five cents (US$1,471,515.35) owed by the Company to the Seller (the “Company Debt”) under the Security Agreement dated November 4, 1997 (the “Security Agreement”) between the Company and the Seller and the Management Consultancy Agreement dated January 4, 1998 (the “Management Consultancy Agreement”) between the Company and the Seller, with at least US$500,000 of the outstanding principal amount thereof being due and payable on June 30, 2003, US$500,000 being due and payable on December 31, 2003 and the remaining balance thereof being due and payable on June 30, 2004, in each case, to the Seller’s Russian Bank Account, (B) Amendment No. 1 to the Security Agreement in the form attached as Exhibit A to the Settlement Agreement and Promissory Note and (C) Amendment No. 1 to the Management Consultancy Agreement in the form attached as Exhibit B to the Settlement Agreement and Promissory Note.

(i)

VimpelCom and the Seller shall have entered into a binding guarantee agreement (the “Guarantee”) satisfactory in form and substance to the Seller under which VimpelCom shall have agreed to (i) ensure that (A) the Seller is released from all of its obligations under the Guarantee dated November 4, 1997 between the Seller and Citibank, N.A. in respect of the Company’s obligations under the Credit Agreement dated November 4, 1997 among the Company, ZAO Citibank and the Seller (the “Citibank Credit Agreement”) and (B) if the Seller, ZAO Citibank and the Company have not entered into Amendment No. 1 to the Citibank Credit Agreement providing, among other things, that the Seller shall cease to be a party to the Citibank Credit Agreement, the Seller is released from all of its obligations, if any, under the Citibank Credit Agreement, in each case, no later than February 14, 2003; provided, that the Parties agree that VimpelCom shall have no obligation to provide refinancing in respect of such obligations or provide a guarantee in respect of such obligations, and (ii) guarantee repayment by the Company to the Seller of the Company Debt under (and in accordance with the terms of) the Settlement Agreement and Promissory Note.

(j)

(i) ZAO Citibank shall have delivered to the Company and the Seller a waiver in form and substance satisfactory to the Seller confirming that ZAO Citibank has waived any event of default under the Citibank Credit Agreement which, in the absence of such waiver, would arise as a result of the consummation of the Transaction, or (ii) the Seller, ZAO Citibank and the Company shall have entered into Amendment No. 1 to the Citibank Credit Agreement providing, among other things, that the consummation of the Transaction will not result in a default under the Citibank Credit Agreement or require payment of the outstanding principal amount of the loans thereunder prior to their scheduled maturity.

4.2

Conditions Precedent to Purchaser’s Obligations. The Purchaser shall not be obligated to purchase the Shares from the Seller unless and until each of the following conditions has been satisfied (or waived in writing by the Purchaser):

(a)

The Seller’s representations and warranties contained in this Agreement shall be true and correct on and as of the Closing Date.

(b)

The Seller shall have fully performed and complied with its obligations under Section 5.1 (to the extent not waived in writing by the Purchaser).

(c)

All conditions precedent required to have been fulfilled by Stavtelecom under (and as defined in) the Stavtelecom Share Purchase Agreement shall have been fulfilled (or waived in writing by the Purchaser), and the closing under the Stavtelecom Share Purchase Agreement shall be consummated on the Closing Date simultaneously with the Closing.

(d)

There shall not be in effect on the Closing Date any Order or law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement and there shall not be pending on the Closing Date any Action or Proceeding or any other action in, before or by any governmental or regulatory authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to the Purchaser or the Seller or the transactions contemplated by this Agreement of any such law.

(e)

All consents, approvals and actions of, filings with and notices to any governmental or regulatory authority specified in Schedule 3.1(d)(ii) and Schedule 3.3(d)(ii) hereto which are required to have been obtained, made or given (as applicable) by the Seller or the Purchaser, as applicable, pursuant to applicable law and are necessary for the performance of the obligations of the Seller or the Purchaser, as applicable, under this Agreement (i) shall have been duly obtained, made or given, (ii) shall not be subject to the satisfaction of any condition that has not been satisfied or waived (unless any such condition relates to reporting or other requirements which by the terms of such consents, approvals, actions, filings or notices can only be effected on or after the Closing) and (iii) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any governmental or regulatory authority shall have occurred.

(f)

All necessary third party consents (or in lieu thereof, waivers) and agreements specified in Schedule 3.1(d)(ii) and Schedule 3.3(d)(ii) hereto (i) shall have been obtained by the Seller or the Purchaser, as applicable, (ii) shall not be subject to the satisfaction of any condition that has not been satisfied or waived (unless any such condition relates to reporting or other requirements which by the terms of such consents can only be effected on or after the Closing) and (iii) shall be in full force and effect.

(g)

The Seller shall have delivered to the Purchaser a certificate of a director of the Seller as to the incumbency of, and such other documents as are necessary to evidence the signatory authority of, the Person or Persons executing this Agreement, the share transfer order for the transfer of the Shares to the Purchaser (the “Transfer Order”) and all other documents required to be delivered hereunder on behalf of the Seller, attached to which are true and correct, duly apostilled and notarized copies of the Seller’s constitutive documents and resolutions of the Seller’s board of directors, and, if required by applicable law, the Seller’s shareholders, authorizing the Seller’s execution, delivery and performance of this Agreement and the sale of the Shares in accordance with the terms hereof.

(h)

The Seller shall have delivered to the Purchaser (a) the documents listed in Schedule 4.2(h) hereto and (b) an extract from the register of the Company’s shareholders dated the Closing Date, showing the Seller as the owner of the Shares, free and clear of all Liens (other than the Company’s and other shareholders’ rights arising under the Company’s charter and the Foundation Agreement and Russian law in respect of future transfers of the Shares).

(i)

If the Seller wishes the Purchase Price to be paid to a bank account other than the account specified in Section 7.8, the Seller shall have delivered (or caused to be delivered) to the Purchaser at least three (3) Business Days prior to the date on which such payment is scheduled to be made the Seller’s instruction for the wire transfer of the Purchase Price.

(j)

The Purchaser shall have obtained a fairness opinion from United Financial Group, addressed to VimpelCom’s board of directors, as to the fairness, from a financial point of view, to VimpelCom and its minority shareholders, of the transactions with the Seller contemplated hereby.

(k)

(i) ZAO Citibank shall have delivered to the Company and the Seller a waiver confirming that ZAO Citibank has waived any event of default under the Citibank Credit Agreement which, in the absence of such waiver, would arise as a result of the consummation of the Transaction, or (ii) the Seller, ZAO Citibank and the Company shall have entered into Amendment No. 1 to the Citibank Credit Agreement providing, among other things, that the consummation of the Transaction will not result in a default under the Citibank Credit Agreement or require payment of the outstanding principal amount of the loans thereunder prior to their scheduled maturity.

(l)

The shareholders of the Company shall have entered into an amendment to the Company’s Foundation Agreement dated November 20, 1996 (the “Foundation Agreement”), which has the effect of deleting Section 10 thereof, or the shareholders of the Company shall have irrevocably waived their respective rights under Section 10 of the Foundation Agreement.

5.

COVENANTS

5.1

Covenants of Seller. The Seller covenants and agrees with the Purchaser that, at all times from and after the date hereof until the Closing, the Seller will comply with all covenants and provisions of this Section 5.1.

(a)

The Seller will not take, nor will it permit any of its affiliates (or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person (as hereinafter defined) retained by or acting for or on its behalf or on behalf of any such affiliate) to take, directly or indirectly, any action to initiate, assist, solicit, negotiate, encourage or accept any offer or inquiry from any Person (or any Person known by the Seller to be acting on behalf of another Person) to engage in, reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) for the transfer, assignment, pledge, acquisition or other disposition of any of the Shares. If the Seller (or any Person acting for or on its behalf) receives from any Person any offer, inquiry or informational request relating to any transaction of the type referred to in this Section 5.1(a), the Seller will promptly advise the Purchaser in writing of such offer, inquiry or request and, if such offer, inquiry or request is in writing, deliver a copy thereof to the Purchaser.

(b)

The Seller shall take all steps necessary and proceed diligently and in good faith to satisfy each condition precedent contained in Section 4.2 which is required to be fulfilled by it, and shall immediately notify the Purchaser when the Seller believes such conditions precedent have been fulfilled or when the Seller is unable to satisfy any such condition precedent.

(c)

The Seller shall not take any action, directly or indirectly, to increase the charter capital of the Company (unless so required by the applicable legislation of the Russian Federation).

(d)

The Seller, in its capacity as a shareholder of the Company, shall vote its shares of the Company at meetings of the shareholders of the Company (or in written consents in lieu of meetings), and, subject to compliance with directors’ fiduciary duties and Russian law, shall cause the three (3) members of the board of directors of the Company nominated by the Seller to vote at meetings of the board of directors of the Company (or in written consents in lieu of meetings), in such a way so as:

(i)

not to permit (A) any change in the Company’s corporate structure, organization or existence or (B) the termination, withdrawal or cancellation of any approvals, Licenses, permits or authorizations necessary for the Company to carry on its business as now conducted and consistent with past practice;

(ii)

not to permit any steps that may result in material changes in the assets or liabilities of the Company;

(iii)

not to cause or permit the Company to pledge any assets, enter into any commitments or assume any Indebtedness or create any Liens with respect to all or substantially all assets of the Company;

(iv)

to ensure that the activities of the Company are conducted in the ordinary course of business consistent with past practice;

(v)

not to permit the Company to take any step that may result in the termination of this Agreement, or the failure of the Closing to occur;

(vi)

not to permit the Company to grant or promise any increase in the compensation or remuneration (including bonuses) payable or to become payable to any officer, director, employee, agent, independent contractor or consultant of the Company (other than increases made in the ordinary course of business), or any acceleration in the rate at which any such compensation accrues;

(vii)

not to permit the Company to make any investment in any fixed asset or otherwise enter into any other transaction other than in the ordinary course of business, in each case, having a value in excess of one hundred thousand US dollars (US$100,000) (or the Russian ruble equivalent thereof calculated on the basis of the Exchange Rate), whether in a single transaction or a series of related transactions; and

(viii)

to cause the Company to permit representatives of the Purchaser to have full access at all reasonable times, and in such a manner so as not to interfere with the normal business and operations of the Company, to all premises, properties, personnel, books, records, contracts, documentation and information required for the Purchaser’s due diligence investigation of the Company.

5.2

Covenant of Purchaser. The Purchaser covenants and agrees with the Seller that, at all times from and after the date hereof until the Closing, the Purchaser shall take all steps necessary and proceed diligently and in good faith to satisfy each condition precedent contained in Section 4.1 which is required to be fulfilled by it, and shall immediately notify the Seller when the Purchaser believes such conditions have been fulfilled or when the Purchaser is unable to satisfy any such condition precedent.

6.

PUBLIC STATEMENTS AND CONFIDENTIALITY

6.1

No Public Statements. No announcement or press release concerning the Transaction or any matter ancillary thereto shall be made by either Party either before or after the Closing Date, without the prior written consent of the other Party, provided that nothing herein shall prevent either Party from making any announcement, notice or filing required by law or the rules of any stock exchange or securities regulatory authority to which such Party is subject; provided further that VimpelCom and Telenor ASA may issue press releases regarding the Transaction immediately upon the Closing and file copies of the same with the United States Securities and Exchange Commission, The New York Stock Exchange, Nasdaq and the Oslo Stock Exchange, as applicable.

6.2

Non-disclosure of Present Arrangement. The Parties shall treat as confidential for the period of three (3) years from the date hereof the terms of this Agreement and shall not, directly or indirectly, disclose, or permit the disclosure, of such terms, conditions or other aspects thereof, without prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed), except to the legal, financial or business consultants or auditors of the relevant Party or to the Party’s affiliates, or to third parties from whom a Party is required to obtain a consent or approval specified herein, provided that nothing herein shall prevent either Party from making any announcement, notice or filing required by law or the rules of any stock exchange or securities regulatory authority to which such Party is subject.

7.

MISCELLANEOUS

7.1

Indemnification.

(a)

Subject to Section 7.1(c) hereof, each Party (the “Indemnifying Party”) agrees to indemnify, defend and hold harmless the other Party (and its principals, officers, directors, employees, affiliates and assigns) (the “Indemnified Party”) from and against any and all losses, liabilities, damages, deficiencies, costs or expenses, including attorneys’ fees, disbursements or other charges (collectively, “Losses”), based upon, arising out of, or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or undertaking of the Indemnifying Party contained in this Agreement (but excluding any claims for lost profits). Each Party’s indemnity hereunder shall be in addition to any liability to which the Indemnifying Party may otherwise be subject, provided that any recovery by the Indemnified Party from the Indemnifying Party in respect of a claim under this Section 7.1 shall be without duplication of any other recovery for such claim by the Indemnified Party from the Indemnifying Party. In the event that any claim is asserted against the Indemnified Party, or the Indemnified Party is made a party defendant in any Action or Proceeding, and such claim, Action or Proceeding involves a matter which is the subject of a claim for indemnification under this Section 7.1, then the Indemnified Party shall (i) promptly give written notice pursuant to Section 7.7 hereof to the Indemnifying Party, of such claim, Action or Proceeding, and (ii) not make any admission of liability, agreement or compromise with any Person in relation to such claim without prior written notice to the Indemnifying Party; and the Indemnifying Party shall have the right to join in the defense of said claim, Action or Proceeding at the Indemnifying Party’s own cost and expense and, if the Indemnifying Party agrees in writing to be bound by and to promptly pay the full amount of any final judgment from which no further appeal may be taken to the extent such judgment involves an indemnifiable claim under this Section 7.1 and subject to the limitations in Section 7.1(c), and if the Indemnified Party is reasonably assured of the Indemnifying Party’s ability to satisfy such agreement, then, at the option of the Indemnifying Party, the Indemnifying Party may take over the defense of such claim, Action or Proceeding, except that, in such case, the Indemnified Party shall have the right to join in the defense of said claim, Action or Proceeding at its own cost and expense, and the Indemnifying Party shall not make any admission of liability, agreement or compromise with respect to such claim without the prior written consent of the Indemnified Party.

(b)

In addition to the obligations of the Purchaser under Section 2.2 and Section 7.1 hereof, the Purchaser agrees to indemnify, defend and hold harmless the Seller from and against any and all Losses incurred by the Seller as a result of the Seller’s inability to purchase US dollars with, or otherwise effect the conversion into US dollars of, all or any portion of the Russian ruble proceeds of the Purchase Price within five (5) Business Days from the date of payment of such Russian ruble proceeds into the Seller’s Russian Bank Account; provided (i) the Seller’s inability to convert such Russian ruble proceeds of the Purchase Price is not due to (A) the Seller’s failure to instruct the Seller’s Bank to undertake such conversion or (B) the Seller’s Bank’s failure to effect such conversion in accordance with such instructions; (ii) the Seller shall take reasonable actions to mitigate any such Losses as and when such actions are permitted by applicable law; and (iii) the Seller makes a claim for any such Loss within twelve (12) months from the date of payment of the Russian ruble proceeds which the Seller has been unable to convert into US dollars.

(c)

Notwithstanding any other provision of this Agreement to the contrary:

(i)

subject to the limitations specified in sub-clauses (ii) - (viii) (inclusive) of this Section 7.1(c), the aggregate liability of each Party for indemnification under Section 7.1(a) hereof shall not exceed the lesser of (A) an amount equal to the total of such Party’s Losses indemnified against hereunder and (B) the Purchase Price;

(ii)

the aggregate liability of the Seller for indemnification for any inaccuracy in or any breach of any of the Seller’s representations and warranties contained in Section 3.1(h) or Section 3.1(j) hereof shall not exceed an amount equal to forty-nine percent (49%) of the lesser of (A) the total of the Purchaser’s Losses arising from such inaccuracy or breach and indemnified against hereunder and (B) US$4,000,000; provided that (1) if, as of the date any claim is made hereunder by the Purchaser in respect of any such inaccuracy or breach, the aggregate amount of all claims made by the Purchaser under this Section 7.1 in respect of Section 3.1(h) and/or Section 3.1(j) (including the proposed claim) does not exceed US$500,000, the Seller shall have no liability hereunder and (2) if as of the date any claim is made hereunder by the Purchaser in respect of any such inaccuracy or breach, the aggregate amount of all claims made by the Purchaser under this Section 7.1 in respect of Section 3.2 (including the proposed claim) exceeds US$500,000, subject to the limitations specified in this Section 7.1(c)(ii) above, the Seller shall be liable for the entire amount of such claims;

(iii)

a Party shall have no liability in respect of any claim unless such claim is made in good faith and unless written particulars of such claim (giving such details of the specific matter in respect of which such claim is made as are then in the possession the claimant Party) shall have been given to such Party pursuant to Section 7.7 hereof within the twelve (12)-month survival period specified in Section 7.1(d);

(iv)

if a claim is made against the Company which may give rise to a claim by the Purchaser in respect of Section 3.1(h) or Section 3.1(j) hereof and the obligation of the Company which gives rise to such claim was not approved by the board of directors of the Company or the shareholders of the Company or, if approved only by the General Director or another officer of the Company, was, in the opinion of Independent Counsel (as hereinafter defined) obtained pursuant to Section 7.1(c)(vi) hereof, outside the scope of his or her authority under the charter of the Company, the protocols of the board of directors of the Company and/or the protocols of the general meeting of shareholders of the Company, then the Purchaser shall cause the Company to litigate or arbitrate the validity of such obligation until a final, non-appealable judgment or award of a court or arbitral tribunal having jurisdiction over the matter shall have been rendered, and if such court or arbitral tribunal determines in such judgment or award that such obligation is a valid obligation of the Company and specifies the amount of such obligation which is valid, then such amount shall constitute the Purchaser’s Loss for purposes of Section 7.1(c)(ii) hereof. As used herein, “Independent Counsel” shall mean legal counsel of recognized international standing, with an office in Russia, who has not regularly represented the Purchaser, the Seller, the Company or any of their respective Subsidiaries or affiliates;

(v)

if a claim is made against the Company which may give rise to a claim by the Purchaser in respect of Section 3.1(h) or Section 3.1(j) hereof and the obligation of the Company which gives rise to such claim was approved by the board of directors of the Company and/or the shareholders of the Company or, if approved only by the General Director or another officer of the Company, was, in the opinion of Independent Counsel obtained pursuant to Section 7.1(c)(vi) hereof, within scope of his or her authority under the charter of the Company, the protocols of the board of directors of the Company and/or the protocols of the general meeting of shareholders of the Company, then the Purchaser shall not be obliged to cause the Company to litigate or arbitrate the validity of such obligation and the amount of such obligation shall constitute the Purchaser’s Loss for purposes of Section 7.1(c)(ii) hereof;

(vi)

if a claim is made against the Company which may give rise to a claim by the Purchaser in respect of Section 3.1(h) or Section 3.1(j) hereof and the obligation of the Company which gives rise to such claim was approved only by the General Director or another officer of the Company, any claim made by the Purchaser in respect of Section 3.1(h) or Section 3.1(j) shall be accompanied by a written opinion of Independent Counsel addressed to the Purchaser and the Seller concerning the issue of whether the General Director or such other officer of the Company by approving such obligation exceeded the scope of his or her authority under the charter of the Company, the protocols of the board of directors of the Company and/or the protocols of the general meeting of shareholders of the Company;

(vii)

no Party shall have any liability in respect of any claim under this Section 7.1 if:

(A)

such claim shall arise by reason of a liability of a Party which is contingent only, in which case, the Indemnifying Party shall have no obligation to make any payment in respect of such claim until such time as the contingent liability ceases to be contingent and becomes actual; and

(B)

to the extent that such claim relates to any Loss for which the claimant Party actually recovers under the terms of any insurance policy in effect at the Closing Date; and

(viii)

no Party shall be entitled to be paid more than once in respect of any claim arising out of the same subject matter.

(d)

Each Party has the right to rely fully upon the representations, warranties, covenants and agreements of the other Party contained in this Agreement; provided that, for the avoidance of doubt, the information contained in the data room and listed on Schedule 3.2(I) hereto, shall not be deemed to be part of the Knowledge of the Seller (as previously defined) unless actually known by the individuals named on Schedule 3.2(II) hereto. All representations and warranties of the Parties contained in Section 3 shall survive the Closing Date and remain in effect for a period of twelve (12) months following the Closing Date. In addition to the foregoing, the obligations of the Parties under this Section 7.1 shall survive the Closing and the termination of this Agreement.

7.2

Term and Early Termination. This Agreement shall take effect on the date hereof and shall terminate in the earlier of: (i) full performance of the Parties’ obligations hereunder, (ii) the mutual written consent of the Parties and (iii) April 1, 2003 if the Closing has not occurred prior to such date. If this Agreement is validly terminated pursuant to Section 7.2(i) or (ii), this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of the Seller or the Purchaser (or any of their respective officers, directors, employees, agents or other representatives or affiliates), except that Section 7.1, Section 7.6 and Section 8 hereof will continue to be in effect and shall apply following any such termination. Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to Section 7.2(iii), the Seller will remain liable to the Purchaser for any breach of this Agreement by the Seller existing at the time of such termination, and the Purchaser will remain liable to the Seller for any breach of this Agreement by the Purchaser existing at the time of such termination, and the Seller or the Purchaser, as the case may be, may seek such remedies, including damages and legal fees, against the other Party with respect to any such breach as are provided in this Agreement or as are otherwise available at law.

7.3

Amendments. No amendment or modification to this Agreement shall be effective unless made in writing and signed by both Parties.

7.4

Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The failure of a Party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of any right hereunder, nor shall it deprive that Party of the right thereafter to insist upon the strict adherence to the respective term or any other terms of this Agreement.

7.5

Parties in Interest. This Agreement shall be binding upon, and inure to the benefit of, the Parties and may not be assigned by the Seller or the Purchaser to any third party, without the prior written consent of the other Party.

7.6

Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each of the Parties will pay its own costs and expenses, including, without limitation, legal fees, incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby.

7.7

Notices. All notices, requests, demands and other communications shall be in writing and delivered by hand, by courier, by post or facsimile and shall be addressed as follows:

If to the Purchaser, to:

OAO “VimpelCom-Region”
10 Ulitsa 8-Marta
Building 14
Moscow 127083
Russian Federation

Attn: Alexei M. Mischenko
Fax: +7 095 910 5993

With a copy to:

Akin Gump Strauss Hauer & Feld LLP
7 Ul. Gasheka
Moscow
Russian Federation

Attn: Melissa J. Schwartz
Fax: +7095-974-2412

If to the Seller, to:

Telenor Mobile Communications AS
Snarøyveien 30
N-1331 Fornebu
Norway

Attn: Sigmund Ekhougen
Fax: +47 97 21 27 58

With a copy to:

Coudert Brothers LLP
60 Cannon Street,
London, EC4N 6JP
England
Attn: Peter S. O’Driscoll

Fax: +44 207 248 3001

or to such other address or to such other Person as any Party shall have last designated by notice to the other Party. All such notices, requests and other communications, including any request for arbitration will: (a) if delivered personally to the address as provided in this Section 7.7, be deemed given and effective upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided in this Section 7.7, be deemed given and effective upon receipt, and (c) if delivered by courier in the manner described above to the address as provided in this Section 7.7, be deemed given and effective upon confirmed receipt (in each case, regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 7.7).

7.8

Seller’s Account. Unless otherwise notified by the Seller to the Purchaser in writing, the Seller’s Russian Bank Account shall be:

ZAO Citibank
8-10 Gasheka
125047 Moscow
Russian Federation
”Russian text was illegible” 044525202
Acc. 30101810300000000202
Account No.: 40814810800500804025
INN:                7738149054

7.9

Languages and Counterparts. This Agreement has been executed in two counterparts, each in both the Russian and English languages, one for each Party. In the event of any discrepancies or differences between the texts, the English version shall prevail.

7.10

Entire Agreement. This Agreement supersedes all prior discussions and agreements between the Parties with respect to the subject matter hereof, and contains the sole and entire agreement between the Parties with respect to the subject matter hereof.

8.

GOVERNING LAW AND DISPUTE RESOLUTION

8.1

Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America, without giving effect to any conflicts of laws principles thereof which would result in the application of the laws of another jurisdiction.

8.2

Dispute Resolution. (a)     Any and all disputes and controversies arising under, relating to or in connection with this Agreement shall be settled by arbitration by a panel of three (3) arbitrators under the United Nations Commission on International Trade Law (UNCITRAL) Arbitration Rules then in force (the “UNCITRAL Rules”) in accordance with the following terms and conditions:

(i)

In the event of any conflict between the UNCITRAL Rules and the provisions of this Agreement, the provisions of this Agreement shall prevail.

(ii)

The place of the arbitration shall be Geneva, Switzerland.

(iii)

Where there is only one claimant party and one respondent party, each shall appoint one arbitrator in accordance with the UNCITRAL Rules, and the two arbitrators so appointed shall appoint the third (and presiding) arbitrator in accordance with the UNCITRAL Rules within thirty (30) days from the appointment of the second arbitrator. In the event of an inability to agree on a third arbitrator, the appointing authority shall be the International Court of Arbitration of the International Chamber of Commerce, acting in accordance with such rules as it may adopt for this purpose. Where there is more than one claimant party, or more than one respondent party, all claimants and/or all respondents shall attempt to agree on their respective appointment(s). In the event that all claimants and all respondents cannot agree upon their respective appointment(s) within thirty (30) Business Days of the date of the notice of arbitration, all appointments shall be made by the International Court of Arbitration of the International Chamber of Commerce.

(iv)

The English language shall be used as the written and spoken language for the arbitration and all matters connected to the arbitration.

(v)

The arbitrators shall have the power to grant any remedy or relief that they deem just and equitable and that is in accordance with the terms of this Agreement, including specific performance, and including, but not limited to, injunctive relief, whether interim or final, and any such relief and any interim, provisional or conservatory measure ordered by the arbitrators may be specifically enforced by any court of competent jurisdiction. Each Party retains the right to seek interim, provisional or conservatory measures from judicial authorities and any such request shall not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate.

(vi)

The award of the arbitrators shall be final and binding on the Parties.

(vii)

The award of the arbitrators may be enforced by any court of competent jurisdiction and may be executed against the person and assets of the losing party in any competent jurisdiction.

(b)

Except for arbitration proceedings pursuant to Section 8.2(a), no action, lawsuit or other proceeding (other than the enforcement of an arbitration decision, an action to compel arbitration or an application for interim, provisional or conservatory measures in connection with the arbitration) shall be brought by or between the Parties in connection with any matter arising out of or in connection with this Agreement.

(c)

Each Party irrevocably appoints CT Corporation System, located on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011, USA, as its true and lawful agent and attorney to accept and acknowledge service of any and all process against it in any judicial action, suit or proceeding permitted by Section 8.2(b), with the same effect as if such Party were a resident of the State of New York and had been lawfully served with such process in such jurisdiction, and waives all claims of error by reason of such service, provided that the Party effecting such service shall also deliver a copy thereof on the date of such service to the other Party by facsimile as specified in Section 7.7. Each Party will enter into such agreements with such agent as may be necessary to constitute and continue the appointment of such agent hereunder. In the event that any such agent and attorney resigns or otherwise becomes incapable of acting, the affected Party will appoint a successor agent and attorney in New York reasonably satisfactory to the other Party, with like powers. Each Party hereby irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City, in connection with any such action, suit or proceeding, and agrees that any such action, suit or proceeding may be brought in such court, provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 8.2 and shall not be deemed to be a general submission to the jurisdiction of said courts of or in the State of New York other than for such purpose. Each Party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. Nothing herein shall affect the right of a Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other Party in any other jurisdiction in a manner not inconsistent with Section 8.2(b).

(d)

Each of the Purchaser and the Seller hereby represents and acknowledges that it is acting solely in its commercial capacity in executing and delivering this Agreement and in performing its obligations hereunder, and each of the Purchaser and the Seller hereby irrevocably waives with respect to all disputes, claims, controversies and all other matters of any nature whatsoever that may arise under or in connection with this Agreement and any other document or instrument contemplated hereby, all immunity it may otherwise have as a sovereign, quasi-sovereign or state-owned entity (or similar entity) from any and all proceedings (whether legal, equitable, arbitral, administrative or otherwise), attachment of assets, and enforceability of judicial or arbitral awards.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

The Seller
TELENOR MOBILE COMMUNICATIONS AS
By:	/signed/

Name: Arve Johansen
Title: Chairman
/seal/
The Purchaser
OPEN JOINT STOCK COMPANY “VIMPELCOM-REGION”
By:	/signed/

Name: A.Mishchenko
Title: General Director
/seal/